Exhibit 99.1

Education Funding Capital Trust-IV

Statements to Noteholders

May 31, 2004

(per Section 11.04)

Payments on each Series of Notes during the month ended:	May 31, 2004

	Principal	Interest	Carryover Interest
Series 2004A-1	—	—	—
Series 2004A-2	—	—	—
Series 2004A-3	—	—	—
Series 2004A-4	—	—	—
Series 2004A-5	—	—	—
Series 2004A-6	—	—	—
Series 2004A-7	—	—	—
Series 2004A-8	—	—	—
Series 2004B-1	—	—	—

	—	—	—

Information on Each Series of Notes as of:	May 31, 2004

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2004A-1	170,000,000.00	1.0000000	1.38000%	N/A
Series 2004A-2	390,000,000.00	1.0000000	1.50000%	N/A
Series 2004A-3	100,000,000.00	1.0000000	1.53000%	N/A
Auction Rate Notes (28-day ARS):
Series 2004A-4	100,000,000.00	1.0000000	1.20000%	—
Series 2004A-5	100,000,000.00	1.0000000	1.20000%	—
Series 2004A-6	90,000,000.00	1.0000000	1.20000%	—
Series 2004B-1	50,000,000.00	1.0000000	1.30000%	—

	1,000,000,000.00			—

Education Funding Capital Trust-IV

Statements to Noteholders

May 31, 2004

(per Section 11.04)

Value of the Trust Estate as of:	May 31, 2004

Principal Balance of Financed Student Loans	916,495,866.67
Accrued Interest on Financed Student Loans	3,646,598.52
Cash and Investment Balance	55,511,608.46
Accrued Interest on Cash and Investments	36,997.05

975,691,070.70

Accrued Interest and Fees with respect to the Notes	818,888.89

Pool Balance	916,495,866.67

Parity Percentage	97.49%

Senior Parity Percentage	102.62%

Rollforward of Indenture Funds during month ended:	May 31, 2004

	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	—	—	—	—	—
Withdrawals	—	—	(943,704,217.51)	—	—
Deposits		3,668,875.49	982,087,790.00	10,000,000.00	5,000,000.00

Ending Balance	—	3,668,875.49	38,383,572.49	10,000,000.00	5,000,000.00

Amounts allocated during month ended:					May 31, 2004

Servicing fees					—
Administration fee					—
Auction agent fee					—
Broker dealer fee					—
Calculation agent fee					—
Trustee fee					—

—

Activity on Financed Student Loans during month ended:	May 31, 2004

Recoveries of Principal	2,851,712.53

Recoveries of Interest	1,105,605.20

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	—

Rejected federal reimbursement claims	—

Education Funding Capital Trust-IV

Statements to Noteholders

Portfolio Statistics

May 31, 2004

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment - Current	23,503	668,885,704	72.98%	28,460
Repayment - Delinquent	2,643	75,448,980	8.23%	28,547
Forbearance	1,411	52,340,713	5.71%	37,095
Deferment	2,936	119,820,469	13.07%	40,811

Total Repayment	30,493	916,495,867	100.00%	30,056

Total Portfolio	30,493	916,495,867	100.00%	30,056

Breakdown of Delinquent:
11 - 30 days	1,679	45,863,070	5.00%	27,316
31 - 60 days	617	18,772,516	2.05%	30,425
61 - 90 days	279	8,320,521	0.91%	29,823
91 - 120 days	67	2,476,634	0.27%	36,965
121 - 150 days	0	0	0.00%	0
151 - 180 days	0	0	0.00%	0
181 - 210 days	0	0	0.00%	0
211 - 240 days	0	0	0.00%	0
241 - 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	1	16,239	0.00%	16,239

Total Delinquent	2,643	75,448,980	8.23%	28,547

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	30,493	916,495,867	100.00%	30,056

Total	30,493	916,495,867	100.00%	30,056